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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   JUNE 28, 1996
                                                 -------------------------------

                         SUNSTONE HOTEL INVESTORS, INC.
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               (Exact name of registrant as specified in charter)



          MARYLAND                       0-26304                 52-1891908
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



115 CALLE DE INDUSTRIAS, SUITE 201, SAN CLEMENTE, CA                    92672
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code   (714) 361-3900
                                                   -----------------------------

                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                 On July 1, 1996 Sunstone Hotel Investors, Inc. acquired the Holiday Inn Hotel in Renton, Washington. The 188-room hotel was purchased for $8,150,000 from Renton Joint Venture. The purchase price represents an approximate per room price of $43,400. The Company utilized its line of credit with Bank One of Arizona to fund the acquisition.

                 The Company has a commitment agreement from Holiday Inns Worldwide to upgrade the hotel's franchise to a Holiday Inn Select Hotel, after the completion of a specified product improvement plan. When fully renovated, the Company estimates that its total investment will be approximately 60-65% of replacement cost.

                 The full-service Holiday Inn presently has a restaurant, lounge and approximately 8,900 square feet of meeting space. It is located adjacent to I-405 at the interchange of Highway 16 between SeaTac Airport and Bellevue, Washington.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (a) Financial Statements of business acquired. The historical financial statements required to be provided in this Form 8-K are impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date the Form 8-K must be filed.

         (b) Pro Forma Financial Information. The pro forma financial information required to be provided in this Form 8-K are impracticable to file at this time and will be filed under cover of Form 8-K/A as soon as practicable, but not later than sixty (60) days after the date the Form 8-K must be filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 12, 1996                    SUNSTONE HOTEL INVESTORS, INC.


                                         /s/ ROBERT A. ALTER
                                         -------------------------------------
                                         Robert A. Alter, President





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